Exhibit 99.1

GGP REPORTS SECOND QUARTER 2013 RESULTS

FFO Per Share Increases 18.1%;

Raises Full Year Guidance and Quarterly Dividend

Chicago, Illinois, July 29, 2013 – General Growth Properties, Inc. (the “Company”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2013.

Financial Results

For the Three Months Ended June 30, 2013

Company Funds from Operations (“Company FFO”) per share increased 18.1% to $0.27 per diluted share from $0.23 per diluted share in the prior year period. Company FFO increased 17.0% to $267 million from $228 million in the prior year period.

Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 5.2% to $503 million from $478 million in the prior year period.

Net Operating Income for the mall portfolio (“Mall NOI”) increased 6.7% to $538 million from $504 million in the prior year period; comparable Net Operating Income for the U.S. Regional Mall Portfolio (“Same Store NOI”) increased 6.8% to $514 million from $481 million in the prior year period.

Net income attributable to General Growth Properties, Inc., which is impacted primarily by depreciation expense and a gain from change in control of investment properties, was $209 million, or $0.21 per diluted share, as compared to a net loss attributable to General Growth Properties, Inc. of $108 million, or $0.12 loss per diluted share, in the prior year period.

For the Six Months Ended June 30, 2013

Company FFO per share increased 15.8% to $0.52 per diluted share from $0.45 per diluted share in the prior year period. Company FFO increased 15.3% to $518 million from $450 million in the prior year period.

Company EBITDA increased 5.5% to $999 million from $947 million in the prior year period.

Mall NOI increased 6.0% to $1,070 million from $1,009 million in the prior year period; Same Store NOI increased 5.2% to $1,019 million from $969 million in the prior year period.

Net income attributable to General Growth Properties, Inc., which is impacted primarily by depreciation expense, a gain from change in control of investment properties and a non-cash accounting adjustment for outstanding warrants, was $198 million, or $0.20 per diluted share, as compared to a net loss attributable to General Growth Properties, Inc. of $306 million, or $0.33 loss per diluted share, in the prior year period.

Operational Highlights for the U.S. Regional Mall Portfolio

•         Tenant sales increased 5.1% to $560 per square foot on a trailing 12-month basis.

•         Mall leased percentage was 95.9% at quarter end, an increase of 160 basis points from June 30, 2012.

•         Initial rental rates for executed leases commencing in 2013 on a suite-to-suite basis increased 11.1%, or $6.25 per square foot, to $62.79 per square foot when compared to the rental rate for expiring leases.

Financing Activities

Property-Level Debt

During the three months ended June 30, 2013, the Company obtained $690 million ($602 million at share) of property-level debt with a weighted-average interest rate of 3.78% and weighted-average term-to-maturity of 9.4 years; the prior loans had a weighted-average interest rate of 5.68% and a remaining term-to-maturity of 1.5 years. The transactions generated approximately $159 million of net proceeds.

In addition, the Company obtained a $1.5 billion corporate loan secured by cross-collateralized mortgages on 16 properties with a weighted-average interest rate of LIBOR + 2.50% and a term-to-maturity of 3.0 years (with 2 one-year options); the prior loans secured by 16 properties had a weighted-average interest rate of 3.98% and a remaining term-to-maturity of 3.3 years.  The transaction generated approximately $182 million of net proceeds.

Subsequent to June 30, 2013, the Company obtained an additional $690 million ($479 million at share) of property-level financings related to four properties. The new mortgages have a weighted-average interest rate and term of 3.99% and 10.9 years, respectively, as compared to a rate of 4.64% and a remaining term-to-maturity of 3.2 years.  The transactions generated approximately $90 million of net proceeds to the Company.

Unsecured Notes

During the three months ended June 30, 2013, the Company redeemed $609 million of its 6.75% unsecured notes due November 9, 2015 on May 1, 2013. In connection with the repayment, the Company incurred $20.5 million of early redemption fees. After repayment of the $609 million, the Company no longer has any outstanding unsecured Rouse notes.

Investment Activities

Acquisitions

During the three months ended June 30, 2013, the Company acquired an additional 50% interest in Quail Springs Mall, previously held in a joint venture with JCP Realty, Inc. As a result the Company now owns 100% of the mall.

Dispositions

During the three months ended June 30, 2013, the Company sold a 49.9% interest in both The Grand Canal Shoppes and The Shoppes at the Palazzo. As a result the Company now owns 50.1% of the combined properties in a newly formed joint venture The Grand Canal Shoppes. Additionally, the Company disposed of a strip center.

On July 29, 2013, the Company entered into separate agreements to sell its ownership interests in Aliansce Shopping Centers S.A. (BM&FBOVESPA: ALSC3) to the Canada Pension Plan Investment Board and Rique Empreendimentos e Participações Ltda for approximately $690 million. The transaction is expected to close in the third quarter subject to certain conditions.

Development

The Company has redevelopment activities under construction totaling approximately $900 million of capital investment (at share), encompassing 24 properties including Ala Moana, Fashion Show and Glendale Galleria.

Dividends

Today the Company announced that its Board of Directors declared a third quarter common stock dividend of $0.13 per share payable on October 29, 2013, to stockholders of record on October 15, 2013, representing an increase of $0.01 per share from the prior quarter.

The Board of Directors also declared a quarterly dividend on its 6.375% series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on October 1, 2013 to stockholders of record on September 13, 2013.

Guidance

Company FFO for the year ending December 31, 2013, is expected to be $1.13 to $1.15 per diluted share.

Company FFO for the third quarter 2013 is expected to be $0.26 to $0.28 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income attributable to General Growth Properties, Inc. per share to estimated diluted FFO per share and diluted Company FFO per share.

	For the year ending December 31, 2013		For the three months ending September 30, 2013
	Low End	High End	Low End	High End

Company FFO per diluted share	$1.13	$1.15	$0.26	$0.28
Mark-to-market of warrants (1)	(0.04)	(0.04)	—	—
Loss on extinguishment of debt (2)	(0.04)	(0.04)	—	—
Adjustments (3)	(0.11)	(0.11)	(0.04)	(0.04)
FFO	0.94	0.96	0.22	0.24
Depreciation, including share of joint ventures	(0.77)	(0.77)	(0.19)	(0.19)
Gain on sale of investments and other (4)	0.22	0.22	—	—
Net income attributable to common stockholders	0.39	0.41	0.03	0.05
Preferred stock dividends	0.02	0.02	—	—
Net income attributable to General Growth Properties, Inc.	$0.41	$0.43	$0.03	$0.05

(1)         As a result of the modification to the warrants in Q1 2013, they are classified as permanent equity effective March 28, 2013 and no longer required to be marked-to-market.

(2)         Fees incurred for the retirement of debt.

(3)         Refer to the Supplemental Information package for the nature of adjustments to reconcile FFO to Company FFO. The Supplemental Information package is available in the Investors section of the Company’s website at www.ggp.com.

(4)         Impact of gains from changes in control of investment properties.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Investor Conference Call

On Tuesday, July 30, 2013, the Company will host a conference call at 8:00 a.m. CDT (9:00 a.m. EDT). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available for approximately two weeks after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 99216649.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, retail and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

General Growth Properties, Inc.

General Growth Properties, Inc. is a fully integrated, self-managed and self-administered real estate investment trust focused exclusively on owning, managing, leasing, and redeveloping regional malls throughout the United States. GGP’s portfolio is comprised of 123 regional malls in the United States comprising approximately 128 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPANY NOI

The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses.  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company utilizes Company NOI, which is NOI excluding non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance. The Company presents Company NOI, Company EBITDA and Company FFO (as defined below), as the Company believes certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND COMPANY EBITDA

EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, warrant adjustment, income tax provision (benefit), discontinued operations, allocations to noncontrolling interests, preferred stock dividends and depreciation and amortization.  EBITDA has been reflected on a proportionate basis.  Company EBITDA comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Company NOI adjustments described above, provisions for impairment, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND COMPANY FFO

The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be our share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon our economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with our presentation of NOI and EBITDA, FFO has been reflected on a proportionate basis.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.  As with our presentation of Company NOI and Company EBITDA, Company FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Company NOI adjustments, Company EBITDA adjustments and FFO items such as FFO from discontinued operations from the spin-off of Rouse Properties, Inc., mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

The Company presents EBITDA and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of NOI and Company NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Company EBITDA to GAAP net income (loss) attributable to General Growth Properties, Inc.; a reconciliation of Company FFO and FFO to GAAP net income (loss) attributable to General Growth Properties, Inc. has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to General Growth Properties, Inc. and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW

Consolidated Statements of Operations (1)
(In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenues:
Minimum rents	$394,047	$382,336	$797,357	$759,921
Tenant recoveries	178,651	176,194	366,355	351,059
Overage rents	6,415	8,099	17,894	21,184
Management fees and other corporate revenues	17,307	21,652	33,239	37,823
Other	16,809	18,174	36,077	32,971
Total revenues	613,229	606,455	1,250,922	1,202,958
Expenses:
Real estate taxes	55,730	56,995	124,984	112,656
Property maintenance costs	15,425	18,692	39,246	39,216
Marketing	5,762	7,234	12,281	13,972
Other property operating costs	87,685	92,808	176,935	179,461
Provision for (Recovery from) doubtful accounts	766	(709)	2,556	1,458
Property management and other costs	41,568	38,698	81,923	80,238
General and administrative	13,124	11,046	24,057	21,556
Depreciation and amortization	191,327	188,193	386,755	394,977
Total expenses	411,387	412,957	848,737	843,534
Operating income	201,842	193,498	402,185	359,424
Interest income	429	875	1,149	1,536
Interest expense	(193,274)	(183,311)	(388,657)	(394,066)
Warrant liability adjustment	—	(146,588)	(40,546)	(289,700)
Gains from changes in control of investment properties	219,784	18,547	219,784	18,547
Loss on extinguishment of debt	(27,159)	—	(36,478)	—
Income (Loss) before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, noncontrolling interests and preferred stock dividends	201,622	(116,979)	157,437	(304,259)
Provision for income taxes	(1,382)	(1,709)	(1,523)	(3,104)
Equity in income of Unconsolidated Real Estate Affiliates	13,987	11,843	27,181	17,795
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	—	—	3,448	—
Income (loss) from continuing operations	214,227	(106,845)	186,543	(289,568)
Discontinued operations:
(Loss) income from discontinued operations, including gains (losses) on dispositions	(304)	499	(7,252)	(11,023)
Gain on extinguishment of debt	—	—	25,894	—
Discontinued operations, net	(304)	499	18,642	(11,023)
Net income (loss)	213,923	(106,346)	205,185	(300,591)
Allocation to noncontrolling interests	(4,548)	(1,590)	(7,336)	(4,957)
Net income (loss) attributable to GGP	209,375	(107,936)	197,849	(305,548)
Preferred stock dividends	(3,984)	—	(6,109)	—
Net income (loss) attributable to common stockholders	$205,391	$(107,936)	$191,740	$(305,548)
Basic Income (Loss) Per Share:
Continuing operations	$0.22	$(0.12)	$0.18	$(0.32)
Discontinued operations	—	—	0.02	(0.01)
Total basic income (loss) per share	$0.22	$(0.12)	$0.20	$(0.33)
Diluted Income (Loss) Per Share:
Continuing operations	$0.21	$(0.12)	$0.18	$(0.32)
Discontinued operations	—	—	0.02	(0.01)
Total diluted income (loss) per share	$0.21	$(0.12)	$0.20	$(0.33)

(1) Amounts presented in accordance with GAAP.

FINANCIAL OVERVIEW

Consolidated Balance Sheets (1)
(In thousands)

	June 30, 2013	December 31, 2012
Assets:
Investment in real estate:
Land	$4,264,410	$4,278,471
Buildings and equipment	17,937,639	18,806,858
Less accumulated depreciation	(1,596,485)	(1,440,301)
Construction in progress	336,388	376,529
Net property and equipment	20,941,952	22,021,557
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,963,892	2,865,871
Net investment in real estate	23,905,844	24,887,428
Cash and cash equivalents	704,918	624,815
Accounts and notes receivable, net	254,050	260,860
Deferred expenses, net	188,314	179,837
Prepaid expenses and other assets	1,091,310	1,329,465
Total assets	$26,144,436	$27,282,405
Liabilities:
Mortgages, notes and loans payable	$15,463,928	$15,966,866
Investment in and loans to/from Unconsolidated Real Estate Affiliates	16,387	—
Accounts payable and accrued expenses	951,849	1,212,231
Dividend payable	119,742	103,749
Deferred tax liabilities	27,064	28,174
Tax indemnification liability	303,586	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	—	1,488,196
Total liabilities	17,088,756	19,309,166
Redeemable noncontrolling interests:
Preferred	136,087	136,008
Common	127,509	132,211
Total redeemable noncontrolling interests	263,596	268,219
Equity:
Preferred stock	242,042	—
Stockholders’ equity	8,467,096	7,621,698
Noncontrolling interests in consolidated real estate affiliates	82,946	83,322
Total equity	8,792,084	7,705,020
Total liabilities and equity	$26,144,436	$27,282,405

(1) Presented in accordance with GAAP.

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Three Months Ended June 30, 2013 and 2012
(In thousands)

	Three Months Ended June 30, 2013						Three Months Ended June 30, 2012
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$394,047	$(3,643)	$104,799	$495,203	$4,773	$499,976	$382,336	$(2,969)	$99,844	$479,211	$5,452	$484,663
Tenant recoveries	178,651	(1,169)	40,634	218,116	—	218,116	176,194	(1,036)	35,521	210,679	—	210,679
Overage rents	6,415	(38)	2,945	9,322	—	9,322	8,099	(66)	2,486	10,519	—	10,519
Other revenue	16,809	(98)	9,241	25,952	—	25,952	17,264	(84)	1,684	18,864	—	18,864
Total property revenues	595,922	(4,948)	157,619	748,593	4,773	753,366	583,893	(4,155)	139,535	719,273	5,452	724,725
Property operating expenses:
Real estate taxes	55,730	(530)	12,927	68,127	(1,578)	66,549	56,995	(515)	11,610	68,090	(1,578)	66,512
Property maintenance costs	15,425	(96)	3,735	19,064	—	19,064	18,692	(90)	3,818	22,420	—	22,420
Marketing	5,762	(45)	1,668	7,385	—	7,385	7,234	(67)	1,645	8,812	—	8,812
Other property operating costs	87,685	(557)	25,881	113,009	(1,391)	111,618	92,808	(521)	23,653	115,940	(1,430)	114,510
Provision for (Recovery from) doubtful accounts	766	(6)	310	1,070	—	1,070	(709)	5	8	(696)	—	(696)
Total property operating expenses	165,368	(1,234)	44,521	208,655	(2,969)	205,686	175,020	(1,188)	40,734	214,566	(3,008)	211,558
NOI	$430,554	$(3,714)	$113,098	$539,938	$7,742	$547,680	$408,873	$(2,967)	$98,801	$504,707	$8,460	$513,167
Management fees and other corporate revenues	17,307	—	1,764	19,071	—	19,071	21,652	—	2,290	23,942	—	23,942
Property management and other costs	(41,568)	153	(6,221)	(47,636)	(424)	(48,060)	(38,698)	117	(5,806)	(44,387)	(424)	(44,811)
NOI after net property management costs	$406,293	$(3,561)	$108,641	$511,373	$7,318	$518,691	$391,827	$(2,850)	$95,285	$484,262	$8,036	$492,298
General and administrative	(13,124)	—	(2,665)	(15,789)	—	(15,789)	(11,046)	—	(3,107)	(14,153)	—	(14,153)
EBITDA	$393,169	$(3,561)	$105,976	$495,584	$7,318	$502,902	$380,781	$(2,850)	$92,178	$470,109	$8,036	$478,145
Depreciation on non-income producing assets	(3,021)	—	—	(3,021)	—	(3,021)	(2,022)	—	—	(2,022)	—	(2,022)
Interest income	429	—	1,578	2,007	—	2,007	875	(2)	1,118	1,991	—	1,991
Preferred unit distributions	(2,336)	—	—	(2,336)	—	(2,336)	(2,336)	—	—	(2,336)	—	(2,336)
Preferred stock dividends	(3,984)	—	—	(3,984)	—	(3,984)	—	—	—	—	—	—
Interest expense:
Default interest	—	—	—	—	—	—	(1,144)	—	—	(1,144)	1,144	—
Mark-to-market adjustments on debt	(4,143)	(93)	(78)	(4,314)	4,314	—	5,718	(105)	894	6,507	(6,507)	—
Write-off of mark-to-market adjustments on extinguished debt	(4,618)	—	—	(4,618)	4,618	—	23,884	1	—	23,885	(23,885)	—
Debt extinguishment expenses	—	—	—	—	—	—	(9)	—	(4)	(13)	13	—
Interest on existing debt	(184,513)	1,123	(45,183)	(228,573)	—	(228,573)	(211,760)	926	(39,596)	(250,430)	—	(250,430)
Warrant liability adjustment	—	—	—	—	—	—	(146,588)	—	—	(146,588)	146,588	—
Loss on extinguishment of debt	(27,159)	—	—	(27,159)	27,159	—	—	—	—	—	—	—
Provision for income taxes	(1,382)	18	(70)	(1,434)	881	(553)	(1,709)	16	(111)	(1,804)	1,345	(459)
FFO from discontinued operations	154	—	—	154	62	216	4,003	—	—	4,003	(1,027)	2,976
	162,596	(2,513)	62,223	222,306	44,352	266,658	49,693	(2,014)	54,479	102,158	125,707	227,865
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	59,710	2,513	(62,223)	—	—	—	52,465	2,014	(54,479)	—	—	—
FFO	$222,306	$—	$—	$222,306	$—	$266,658	$102,158	$—	$—	$102,158	$—	$227,865

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO
For the Six Months Ended June 30, 2013 and 2012
(In thousands)

	Six Months Ended June 30, 2013						Six Months Ended June 30, 2012
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$797,357	$(7,049)	$201,489	$991,797	$12,098	$1,003,895	$759,921	$(5,353)	$196,387	$950,955	$11,727	$962,682
Tenant recoveries	366,355	(2,354)	77,455	441,456	—	441,456	351,059	(2,145)	72,746	421,660	—	421,660
Overage rents	17,894	(112)	7,251	25,033	—	25,033	21,184	(117)	6,122	27,189	—	27,189
Other revenue	36,077	(192)	18,282	54,167	—	54,167	32,059	(162)	7,264	39,161	—	39,161
Total property revenues	1,217,683	(9,707)	304,477	1,512,453	12,098	1,524,551	1,164,223	(7,777)	282,519	1,438,965	11,727	1,450,692
Property operating expenses:
Real estate taxes	124,984	(1,053)	25,479	149,410	(3,156)	146,254	112,656	(1,017)	23,514	135,153	(3,156)	131,997
Property maintenance costs	39,246	(183)	7,865	46,928	—	46,928	39,216	(186)	8,336	47,366	—	47,366
Marketing	12,281	(117)	3,175	15,339	—	15,339	13,972	(138)	3,280	17,114	—	17,114
Other property operating costs	176,935	(1,091)	51,404	227,248	(2,770)	224,478	179,461	(1,067)	50,261	228,655	(2,859)	225,796
Provision for doubtful accounts	2,556	(48)	1,235	3,743	—	3,743	1,458	24	265	1,747	—	1,747
Total property operating expenses	356,002	(2,492)	89,158	442,668	(5,926)	436,742	346,763	(2,384)	85,656	430,035	(6,015)	424,020
NOI	$861,681	$(7,215)	$215,319	$1,069,785	$18,024	$1,087,809	$817,460	$(5,393)	$196,863	$1,008,930	$17,742	$1,026,672
Management fees and other corporate revenues	33,239	—	3,650	36,889	—	36,889	37,823	—	3,817	41,640	—	41,640
Property management and other costs	(81,923)	305	(12,290)	(93,908)	(848)	(94,756)	(80,238)	274	(12,017)	(91,981)	(848)	(92,829)
NOI after net property management costs	$812,997	$(6,910)	$206,679	$1,012,766	$17,176	$1,029,942	$775,045	$(5,119)	$188,663	$958,589	$16,894	$975,483
General and administrative	(24,057)	—	(6,831)	(30,888)	—	(30,888)	(21,556)	15	(6,533)	(28,074)	—	(28,074)
EBITDA	$788,940	$(6,910)	$199,848	$981,878	$17,176	$999,054	$753,489	$(5,104)	$182,130	$930,515	$16,894	$947,409
Depreciation on non-income producing assets	(6,115)	—	—	(6,115)	—	(6,115)	(3,725)	—	—	(3,725)	—	(3,725)
Interest income	1,149	(1)	3,186	4,334	—	4,334	1,536	(2)	1,824	3,358	—	3,358
Preferred unit distributions	(4,671)	—	—	(4,671)	—	(4,671)	(7,769)	—	—	(7,769)	3,098	(4,671)
Preferred stock dividends	(6,109)	—	—	(6,109)	—	(6,109)	—	—	—	—	—	—
Interest expense:
Default interest	(1,306)	—	—	(1,306)	1,306	—	(2,288)	—	(309)	(2,597)	2,597	—
Mark-to-market adjustments on debt	(7,981)	(184)	82	(8,083)	8,083	—	9,605	(185)	1,439	10,859	(10,859)	—
Write-off of mark-to-market adjustments on extinguished debt	2,587	—	—	2,587	(2,587)	—	22,962	1	—	22,963	(22,963)	—
Debt extinguishment expenses	—	—	—	—	—	—	(186)	—	(4)	(190)	190	—
Interest on existing debt	(381,957)	2,249	(87,446)	(467,154)	—	(467,154)	(424,159)	2,380	(78,141)	(499,920)	—	(499,920)
Warrant liability adjustment	(40,546)	—	—	(40,546)	40,546	—	(289,700)	—	—	(289,700)	289,700	—
Loss on extinguishment of debt	(36,478)	—	—	(36,478)	36,478	—	—	—	—	—	—	—
Provision for income taxes	(1,523)	35	(151)	(1,639)	541	(1,098)	(3,104)	32	(214)	(3,286)	2,185	(1,101)
FFO from discontinued operations	24,856	—	—	24,856	(24,664)	192	16,064	—	—	16,064	(7,830)	8,234
	330,846	(4,811)	115,519	441,554	76,879	518,433	72,725	(2,878)	106,725	176,572	273,012	449,584
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	110,708	4,811	(115,519)	—	—	—	103,847	2,878	(106,725)	—	—	—
FFO	$441,554	$—	$—	$441,554	$—	$518,433	$176,572	$—	$—	$176,572	$—	$449,584

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Reconciliation of Company NOI to GAAP Operating Income
Company NOI:	$547,680	$513,167	$1,087,809	$1,026,672
Adjustments for minimum rents, real estate taxes and other property operating costs	(7,742)	(8,460)	(18,024)	(17,742)
Proportionate NOI	539,938	504,707	1,069,785	1,008,930
Unconsolidated Properties	(113,098)	(98,801)	(215,319)	(196,863)
Consolidated Properties	426,840	405,906	854,466	812,067
Management fees and other corporate revenues	17,307	21,652	33,239	37,823
Property management and other costs	(41,568)	(38,698)	(81,923)	(80,238)
General and administrative	(13,124)	(11,046)	(24,057)	(21,556)
Depreciation and amortization	(191,327)	(188,193)	(386,755)	(394,977)
Noncontrolling interest in operating income of Consolidated Properties and other	3,714	3,877	7,215	6,305
Operating income	$201,842	$193,498	$402,185	$359,424

Reconciliation of Company EBITDA to GAAP Net Income (Loss) Attributable to GGP
Company EBITDA	$502,902	$478,145	$999,054	$947,409
Adjustments for minimum rents, property operating expenses and property management and other costs	(7,318)	(8,036)	(17,176)	(16,894)
Proportionate EBITDA	495,584	470,109	981,878	930,515
Unconsolidated Properties	(105,976)	(92,178)	(199,848)	(182,130)
Consolidated Properties	389,608	377,931	782,030	748,385
Depreciation and amortization	(191,327)	(188,193)	(386,755)	(394,977)
Noncontrolling interest in NOI of Consolidated Properties	3,714	3,877	7,215	6,305
Interest income	429	875	1,149	1,536
Interest expense	(193,274)	(183,311)	(388,657)	(394,066)
Warrant liability adjustment	—	(146,588)	(40,546)	(289,700)
Provision for income taxes	(1,382)	(1,709)	(1,523)	(3,104)
Equity in income of Unconsolidated Real Estate Affiliates	13,987	11,843	27,181	17,795
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	—	—	3,448	—
Discontinued operations	(304)	499	18,642	(11,023)
Gains from changes in control of investment properties	219,784	18,547	219,784	18,547
Loss on extinguishment of debt	(27,159)	—	(36,478)	—
Allocation to noncontrolling interests	(4,701)	(1,707)	(7,641)	(5,246)
Net income (loss) attributable to GGP	$209,375	$(107,936)	$197,849	$(305,548)

Reconciliation of Company FFO to GAAP Net Income (Loss) Attributable to GGP
Company FFO	$266,658	$227,865	$518,433	$449,584
Adjustments for minimum rents, property operating expenses and property management and other costs, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	(44,352)	(125,707)	(76,879)	(273,012)
Proportionate FFO	222,306	102,158	441,554	176,572
Depreciation and amortization of capitalized real estate costs	(236,745)	(231,287)	(475,794)	(484,814)
Gains from changes in control of investment properties	219,784	18,547	219,784	18,547
Preferred stock dividends	3,984	—	6,109	—
Gains on sales of investment properties	(242)	3,228	9,495	5,329
Noncontrolling interests in depreciation of Consolidated Properties	1,788	1,973	3,557	3,729
Provision for impairment excluded from FFO of discontinued operations	—	—	(4,975)	(10,393)
Redeemable noncontrolling interests	(1,483)	833	(1,403)	2,151
Depreciation and amortization of discontinued operations	(17)	(3,388)	(478)	(16,669)
Net income (loss) attributable to GGP	$209,375	$(107,936)	$197,849	$(305,548)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$113,098	$98,801	$215,319	$196,863
Net property management fees and costs	(4,457)	(3,516)	(8,640)	$(8,200)
General and administrative and provisions for impairment	(2,665)	(3,107)	(6,831)	(6,533)
EBITDA	105,976	92,178	199,848	182,130
Net interest expense	(43,683)	(37,588)	(84,178)	(75,191)
Provision for income taxes	(70)	(111)	(151)	(214)
FFO of Unconsolidated Properties	62,223	54,479	115,519	106,725
Depreciation and amortization of capitalized real estate costs	(48,439)	(45,117)	(95,155)	(93,562)
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	—	—	(3,448)	—
Other, including gain on sales of investment properties	203	2,481	10,265	4,632
Equity in income of Unconsolidated Real Estate Affiliates	$13,987	$11,843	$27,181	$17,795